UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
Of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2005

ZOMAX INCORPORATED

(Exact name of registrant as specified in its charter)

Minnesota

(State or Other Jurisdiction of Incorporation)

0-28426	No. 41-1833089
(Commission File Number)	(IRS Employer
Identification No.)

5353 Nathan Lane

Plymouth, MN   55442

(Address of Principal Executive Offices)  (Zip Code)

(763) 553-9300

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On June 14, 2005, Zomax Incorporated entered into a Separation Agreement and Release (the “Agreement”) with Robert J. Rueckl, Chief Financial Officer of Zomax, which Agreement provides that, effective August 12, 2005, Mr. Rueckl’s employment and position as Chief Financial Officer with Zomax will terminate.  Pursuant to the Agreement, Mr. Rueckl will receive a severance payment equal to 0.7 times his base salary.  All outstanding stock options held by Mr. Rueckl will become fully vested.  Zomax and Mr. Rueckl have agreed to a mutual release of claims against each other.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

See Item 1.01 for description of Separation Agreement and Release dated June 14, 2005 relating to resignation of Robert J. Rueckl, Chief Financial Officer of Zomax.  On June 15, 2005, Zomax issued a press release, announcing that Mr. Rueckl will resign as Chief Financial Officer of Zomax effective as of August 12, 2005 to pursue a new career opportunity.  The full text of the press release is set forth in Exhibit 99.1 attached hereto and is incorporated in this Current Report as if fully set forth herein.

Item 9.01               Financial Statements and Exhibits.

(a)           Financial statements:  None.

(b)           Pro forma financial information:  None.

(c)           Exhibits:

99.1         Press release dated June 15, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 15, 2005

ZOMAX INCORPORATED

	By	Robert J. Rueckl
Robert J. Rueckl, Chief Financial Officer

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

EXHIBIT INDEX TO FORM 8-K

Date of Report:	Commission File No.:
June 15, 2005	0-28426

ZOMAX INCORPORATED

EXHIBIT NO.	ITEM

99.1	Press release dated June 15, 2005